UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) April 13, 2006

                             ACL SEMICONDUCTORS INC.
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             (Exact name of registrant as specified in its charter)


    Delaware                 000-50140                    16-1642709
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(State or other     (Commission File Number)   (IRS Employer Identification No.)
jurisdiction of
 incorporation)


B24-B27,1/F., Block B, Proficient Industrial Centre, 6 Wang           N/A
              Kwun Road, Kowloon, Hong Kong
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        (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code (852) 2799-1996


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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))


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ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On January 6, 2006, ACL Semiconductors Inc., a Delaware corporation (the "Registrant") filed a report on Form 8K announcing that it had entered into a Stock Purchase Agreement dated as of December 30, 2005 (the "Original Agreement") with Classic Electronics Ltd., a Hong Kong corporation ("Classic") and the stockholders of Classic (the "Selling Stockholders"), pursuant to which the Registrant agreed to acquire all of the outstanding shares of capital stock of Classic from the Selling Stockholders in consideration for the cancellation of an aggregate of approximately $4.0 million of indebtedness owed by the Selling Stockholders to Classic as of the date of the acquisition, which consideration was in addition to $1.0 million paid to Classic by the Registrant in December 2003 as a non-refundable deposit towards the consummation of the sale of Classic to the Registrant through cancellation of accounts receivable then payable by Classic to the Registrant. Mr. Ben Wong, a director of the Registrant, is a 99.9% shareholder of Classic. The remaining 0.1% of Classic is owned by a non-related party.

         As a result of certain difficulties encountered by the Selling Stockholders and Classic in being able to provide certain information required by the Registrant, the parties have agreed that it is in their respective best interests to rescind the Original Agreement.

         Accordingly, on April 13, 2006, the Registrant entered into a Rescission Agreement (the "Rescission Agreement") with Classic and the Selling Stockholders, whereby the parties agreed to rescind the Original Agreement and to immediately return all consideration and deliveries made pursuant to the Original Agreement so that each of the parties was restored to their respective positions prior to the consummation of the Original Agreement. The Registrant, Classic and the Selling Stockholders further agreed to release and discharge each other party and their respective representatives and affiliates from any and all liability relating to or arising out of the Original Agreement and the rescission thereof; however, such release shall not apply to the obligations of the parties under the Rescission Agreement.


ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable.

(b) Not applicable.

(c) Exhibits

                 10.1 Rescission Agreement by and among the Registrant, Classic Electronics Ltd., and the Holders of Capital Stock of Classic Electronics Ltd. as identified in Schedule A to the Rescission Agreement.

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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated: April 13, 2006

                                            ACL SEMICONDUCTORS INC.

                                            By: /s/ Chung-Lun Yang
                                                --------------------------
                                            Name:    Chung-Lun Yang
                                            Title:   Chief Executive Officer


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